EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Apollo Education Group, Inc. (the “Company”) on Form 10-Q for the quarter ended February 28, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian L. Swartz, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 25, 2015

/s/ Brian L. Swartz
Brian L. Swartz Senior Vice President and Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to Apollo Education Group, Inc. and will be retained by Apollo Education Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.